                                                                EXHIBIT 99.3

                          DAILEY INTERNATIONAL INC.

                      CONSOLIDATED FINANCIAL STATEMENTS

                                    INDEX


     Consolidated balance sheets - March 31, 1999 and December 31, 1998                            2
     Consolidated statements of operations - Three months ended March 31, 1999 and 1998            3
     Consolidated statements of cash flows - Three months ended March 31, 1999 and 1998            4
     Notes to consolidated financial statements - March 31, 1999                                 5-8

                            DAILEY INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                                                                                MARCH 31,      DECEMBER 31,
                                           ASSETS                                 1999            1998
                                                                               ---------        ---------
                                                                               (UNAUDITED)
                  Current assets:
                    Cash and cash equivalents.............................     $  19,185        $  32,843
                    Accounts receivable, net..............................        32,634           32,803
                    Accounts receivable from affiliates...................           368              362
                    Prepaid expenses and other current assets.............         3,142            4,778
                                                                               ---------        ---------
                           Total current assets...........................        55,329           70,786
                  Revenue-producing tools and inventory, net..............       136,655          141,524
                  Property and equipment, net.............................        13,019           13,255
                  Goodwill, net...........................................        21,979           22,275
                  Investment in joint venture.............................         7,609            7,100
                  Other assets............................................        16,445           17,233
                                                                               ---------        ---------
                           Total assets...................................     $ 251,036        $ 272,173
                                                                               =========        =========

                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                  Current liabilities:
                    Accounts payable and accrued liabilities...............    $  12,426        $  15,258
                    Accrued interest on senior notes.......................        3,266            9,797
                    Income taxes payable...................................        4,682            3,987
                    Current portion of long-term debt......................          736            1,048
                                                                               ---------        ---------
                           Total current liabilities.......................       21,110           30,090
                  Long-term debt...........................................      275,067          275,060
                  Deferred income taxes....................................        5,946            5,910
                  Other noncurrent liabilities.............................        1,065            1,298
                  Stockholders' equity (deficit):
                    Preferred stock, $0.01 par value: 5,000,000 shares
                      authorized; none issued..............................           --               --
                    Common stock, Class A, $0.01 par value: 20,000,000
                      shares authorized; 5,703,655 and 5,703,655 issued
                      and 5,129,004 and 5,135,504 outstanding at
                      March 31, 1999 and December 31, 1998, respectively;
                      Class B, $0.01 par value: 10,000,000 shares
                      authorized, 5,000,000 shares issued and outstanding
                      at March 31, 1999 and December 31, 1998,
                      respectively........................................           106              106
                    Treasury stock (574,651 and 568,151 shares at
                      March 31, 1999 and December 31, 1998,
                      respectively).......................................        (4,061)          (4,048)
                    Paid-in capital.......................................        53,062           52,437
                    Accumulated other comprehensive income................        (1,069)          (1,026)
                    Retained earnings (deficit)...........................      (100,190)         (87,654)
                                                                               ---------        ---------
                           Total stockholders' equity (deficit)...........       (52,152)         (40,185)
                                                                               ---------        ---------
                           Total liabilities and stockholders' equity
                             (deficit)....................................     $ 251,036        $ 272,173
                                                                               =========        =========

                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED MARCH 31,
                                                       ------------------------------
                                                           1999              1998
                                                       ------------      ------------
Revenues:
  Rental income.....................................   $      9,736      $     15,691
  Sales of products and services ...................         10,993            11,749
  Underbalanced drilling services ..................          7,610            10,580
                                                       ------------      ------------
                                                             28,339            38,020
Costs and expenses:
  Cost of rentals...................................          8,493            10,055
  Cost of products and services.....................          5,666             6,368
  Cost  of  underbalanced  drilling services........          4,864             5,765
  Selling, general and administrative...............          7,463             7,528
  Depreciation and amortization ....................          6,410             4,628
  Reorganization costs..............................          1,239              --
  Non-cash compensation ............................             55               185
  Research and development .........................            232                79
                                                       ------------      ------------
                                                             34,422            34,608
                                                       ------------      ------------
Operating income (loss).............................         (6,083)            3,412
Other (income) expense:
  Interest income...................................           (747)             (962)
  Interest expense..................................          6,900             4,494
  Equity in earnings of joint venture...............           (509)             --
  Other, net........................................           (272)              125
                                                       ------------      ------------
Loss before income taxes and
  extraordinary item ...............................        (11,455)             (245)
Provision for income taxes .........................          1,081             1,460
                                                       ------------      ------------

Loss before extraordinary item .....................        (12,536)           (1,705)
Extraordinary item, net of taxes ...................           --             (17,579)
                                                       ------------      ------------

Net loss............................................   $    (12,536)     $    (19,284)
                                                       ============      ============

Loss per share before extraordinary item:
    Basic ..........................................   $      (1.24)     $       (.18)
                                                       ============      ============
    Diluted ........................................   $      (1.24)     $       (.18)
                                                       ============      ============
Loss per share:
    Basic...........................................   $      (1.24)     $      (2.08)
                                                       ============      ============
    Diluted ........................................   $      (1.24)     $      (2.08)
                                                       ============      ============
Weighted average shares outstanding:
    Basic...........................................     10,077,321         9,253,598
                                                       ============      ============
    Diluted ........................................     10,077,321         9,253,598
                                                       ============      ============


                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                            MARCH  31,
                                                       1999             1998
                                                    ----------      ----------
OPERATING ACTIVITIES:
Net loss ......................................     $  (12,536)     $  (19,284)
Adjustments to reconcile net loss to
  net cash used in operating activities:
  Extraordinary loss on repurchase of notes....           --            17,579
  Depreciation and amortization ...............          6,410           4,628
  Deferred income taxes .......................             (6)            173
  Amortization of debt issuance costs .........            216            --
  Provision for doubtful accounts .............            (47)            220
  Provision for stock awards ..................            625             185
  Equity income of unconsolidated subsidiary...           (509)           --
Changes in operating assets and liabilities
  (net of the effects of acquisitions):
  Accounts receivable trade ...................            147          (4,812)
  Accounts receivable from/payable to
     officers and affiliates ..................           (137)           (112)
  Prepaid expenses and other ..................          1,560          (4,233)
  Accounts payable and accrued liabilities ....         (9,014)          3,749
  Income taxes payable ........................            693             821
                                                    ----------      ----------
Net cash used in operating activities .........        (12,598)         (1,086)

INVESTING ACTIVITIES:
Additions to revenue-producing tools and
  inventory ...................................         (3,207)        (17,056)
Inventory transferred to cost of rentals ......          1,334           2,317
Revenue-producing tools lost in hole,
  abandoned and sold ..........................          1,291             645
Additions to property and equipment ...........           (671)         (1,824)
Proceeds from sale of property and equipment ..            458           1,293
Acquisitions ..................................           --           (76,903)
Unrealized loss on cash equivalent
     investments...............................            (59)           --
                                                    ----------      ----------
Net cash used in investing activities .........           (854)        (91,528)

FINANCING ACTIVITIES:
Proceeds from the issuance of debt ............           --           268,125
Payments on outstanding debt ..................           (355)       (120,874)
Extraordinary loss on repurchase of notes......           --           (12,650)
Purchase of treasury stock.....................            (13)           --
                                                    ----------      ----------
Net cash provided by (used in) financing
  activities ..................................           (368)        134,601
                                                    ----------      ----------
Effect of foreign  exchange  rate changes
  on cash .....................................            162             (92)
                                                    ----------      ----------

Increase (decrease) in cash and cash
  equivalents .................................        (13,658)         41,895
Cash and cash equivalents at beginning of
  period ......................................         32,843          59,836
                                                    ----------      ----------
Cash and cash equivalents at end of period ....     $   19,185      $  101,731
                                                    ==========      ==========

                             See accompanying notes.

                            DAILEY INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999
                                  (UNAUDITED)


1. SUBSEQUENT EVENTS AND GOING CONCERN

    In response to adverse industry conditions, the Company began during the third quarter of 1998 to review and implement cost saving strategies to reduce its cost structure to bring it more in line with then current industry conditions, including consolidating or eliminating operations and reducing overhead. As a result of these efforts, the Company recorded a reorganization charge during 1998 of $3.4 million and $1.2 million in 1999. The Company has continued to review methods in which it can reduce its cost structure and reduce overhead.

    In April 1999, the Company retained an investment banking firm as financial advisor to advise the Company on its strategic and financial alternatives, including sales and divestitures of assets, a capital infusion, or a sale of the Company.

    The Company currently has no outstanding debt other than under the Senior Notes (see Note 7) and debt assumed in the IDS acquisition (see Note 4). However, the Company currently does not have any commitment from any third party to lend the Company additional funds and no assurance can be given that such a financing transaction can be completed on terms acceptable to the Company or at all. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of this uncertainty.

    On May 21, 1999, the Company announced that it and certain of its subsidiaries had entered into an agreement to be acquired by Weatherford International, Inc.("Weatherford"), a Houston-based oilfield products and services company. The terms of the acquisition contemplate the issuance of shares of Weatherford common stock having a market value of $195 million. The terms of the acquisition are set forth in an acquisition agreement between the Company and Weatherford May 21, 1999. Under the agreement, the Company's outstanding $275 million Senior Note indebtedness would be exchanged pro rata for $185 million in Weatherford stock. All outstanding equity securities held by the Company's equity security holders would be exchanged for $10 million in Weatherford stock that would be shared pro rata based on share ownership. The value of the Weatherford common stock would be fixed as of the date of the consummation of the acquisition, and will be based on an average closing sales price calculation over a 10 trading-day period preceding the date of consummation. The acquisition agreement contemplates the filing by Dailey and eight of its domestic subsidiaries in the United States Bankruptcy Court for the District of Delaware of petitions for relief under Chapter 11 of the Bankruptcy Code, along with a plan of reorganization and a disclosure statement, in order to implement a financial restructuring of its 9 1/2% Senior Notes due 2008. The closing of the acquisition is subject to a number of conditions, including confirmation of the plan of reorganization by September 30, 1999, bankruptcy court approvals, requisite regulatory approvals, and filing of the petitions in bankruptcy along with the plan of reorganization and disclosure statement by June 1, 1999. The agreement provides that the plan of reorganization will contemplate the payment of all trade creditors' claims as and when they come due in the ordinary course of business or in full on the effective date of the plan.

    In May 1999, the Company implemented an incentive plan to retain certain key personnel through December 31, 1999. The cost of the incentive plan is approximately $800,000.

    The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result should the Company be unable to continue as a going concern. The Company's recent losses from operations and the acquisition agreement and proposed bankruptcy filing raise substantial doubt about its ability to continue as a going concern. The appropriateness of using the going concern basis is dependent upon, among other things, (i) confirmation of the plan of reorganization by the bankruptcy court, and (ii) consummation of the transactions contemplated by the acquisition agreement with Weatherford.

    The plan of reorganization could materially change the amounts currently recorded in the financial statements. The financial statements do not give effect to any adjustment to the carrying value of assets, or amounts and classifications of liabilities that might be necessary as a consequence of this matter.

2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    The accompanying unaudited consolidated financial statements include the accounts of Dailey International Inc. and its subsidiaries ("Dailey" or the "Company") and have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal, recurring nature. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, reference is made to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission on April 1, 1999.

    As of January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, Reporting Comprehensive Income (SFAS No. 130). SFAS No. 130 established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no immediate impact on the Company's net loss or stockholders' equity. SFAS No. 130 requires the Company's foreign currency translation adjustments and unrealized gains/loss on investments to be included in comprehensive income. For the three months ended March 31, 1999 and 1998, the total comprehensive loss was $12,579,000 and $19,377,000, respectively.

    Certain reclassifications have been made to the March 31,1998 financial statements to conform to the 1999 presentation.

3. ORGANIZATION

    The accompanying consolidated financial statements reflect the operations of Dailey International Inc. (formerly Dailey Petroleum Services Corp.), a Delaware corporation, hereinafter referred to as the "Company" or "Dailey."

    The Company currently manages its operations in two business segments: (1) downhole products and services and (2) underbalanced drilling services. Downhole products and services are comprised of the Company's directional drilling services, electric wireline services, tubing conveyed perforating services and downhole tool rentals. The Company's underbalanced drilling services were acquired through the Company's acquisition of Air Drilling International, Inc. ("ADI") in June 1997. Founded in 1945 as a rental tool company, Dailey began offering directional drilling services in 1984 and currently provides such services in the Gulf of Mexico, the United States Gulf Coast region, and most recently, Venezuela, Louisiana and the Austin Chalk formation in Texas. In June 1997, the Company acquired ADI and, as a result, became a leading provider worldwide of air drilling services for underbalanced drilling applications. In January 1998, the Company acquired the operating assets and liabilities of Directional Wireline Services, Inc. ("DWS"), DAMCO Tong Services, Inc. and DAMCO Services, Inc. (collectively, "DAMCO", and with DWS, "DWS/DAMCO"), which are headquartered in Houma, Louisiana. DWS/DAMCO provides specialized drilling, workover, completion and production services to the Gulf of Mexico and Nigerian markets. In March 1998, the Company acquired Integrated Drilling Systems, Limited ("IDS"), which is headquartered in Aberdeen, Scotland. IDS manufactures directional drilling tools. In August 1998, the Company acquired substantially all of the assets of the directional drilling business of Transocean Petroleum Technology Limited ("Transocean") located in Aberdeen, Scotland. In December 1998 Dailey, through its subsidiary Air Drilling Services, Inc., acquired 51% of International Nitrogen Services, Inc. ("INS"), a joint venture with MG Generon, Inc. The company, headquartered in Houston, Texas, provides non-cryogenic nitrogen generators and production units for use in the on-site production of nitrogen for injection in downhole drilling of oil and gas.

4. ACQUISITIONS

    DWS/DAMCO Acquisition: In January 1998, the Company acquired the operating assets and liabilities of DWS/DAMCO. The aggregate purchase price for DWS/DAMCO was $61 million financed with proceeds from a $115 million 9 3/4% senior notes offering in August 1997 and borrowings under the Company's revolving credit facility. The acquisition was accounted for under the purchase method of accounting; accordingly the assets and liabilities of DWS/DAMCO were recorded at their estimated fair market values as of the date of acquisition. The Company recorded goodwill of approximately $32.5 million relating to the excess of the purchase price over the fair market value of the assets, which was to be amortized over 25 years and result in approximately $1.2 million in amortization expense per year. Based on the Company's review of long-lived assets, including goodwill, the remaining unamortized goodwill balance of $31.3 million at December 31, 1998 was deemed to be fully impaired.

    IDS Acquisition: The Company acquired the outstanding capital stock of IDS in March 1998 (with additional consideration paid in July 1998 in connection with the resolution of certain contingencies) for approximately $18.8 million in cash and 1,064,000 shares of Class A Common Stock (309,516 shares were returned in July 1998), plus assumption of debt of approximately $6.5 million. The IDS Acquisition was accounted for under the purchase method of accounting. The assets and liabilities of IDS were recorded at their estimated fair market values as of the date of acquisition. The Company recorded approximately $20.3 million in goodwill, representing the excess of the purchase price over the estimated fair market value of the IDS assets, which was to be amortized over 25 years and result in additional annual amortization expense of $788,000. Based on the Company's review of long-lived assets, including goodwill, the remaining unamortized goodwill of $19.7 million at December 31, 1998 was deemed to be fully impaired.

    Transocean Acquisition: In August 1998, the Company acquired substantially all of the assets of the directional drilling business of Transocean located in Aberdeen, Scotland for $10 million in cash. The Company assumed certain Transocean directional contracts and operations in the North Sea and Europe. The Transocean Acquisition was accounted for under the purchase method of accounting. The assets and liabilities were recorded at their estimated fair market value as of the date of the acquisition. The Company recorded goodwill of $1.2 million relating to the excess of purchase price over the fair market value of the assets, which will be amortized over 25 years and result in approximately $48,000 in amortization expense per year. The purchase price allocation was based on preliminary estimates and may be revised at a later date.

    INS Acquisition: In December 1998, the Company acquired 51% of INS for approximately $7.1 million cash, subject to a purchase price adjustment of up to $500,000 based on future earnings. INS, a joint venture with MG Generon, provides non-cryogenic nitrogen generators and production units for use in the on-site production of nitrogen for injection in downhole drilling of oil and gas wells. The joint venture is accounted for using the equity method of accounting.

5. REORGANIZATION COST

     Reorganization costs of $1.2 million incurred in 1999 were primarily related to the resignation of the former chief financial officer and other employees, and the accelerated vesting of restricted stock awards.

6. REVENUE-PRODUCING TOOLS AND INVENTORY

                                                               MARCH 31,      DECEMBER 31,
                                                                 1999             1998
                                                              ---------         --------
                                                                    (IN THOUSANDS)
            Revenue-producing tools.....................      $ 161,530         $159,993
            Accumulated depreciation....................        (58,196)         (53,325)
                                                              ---------         --------
                                                                103,334          106,668
            Inventory:
              Components, subassemblies and expendable
                 parts..................................         29,333           30,711
              Rental tools and expendable parts under
                 production.............................          2,088            2,247
              Raw materials.............................          1,900            1,898
                                                              ---------         --------
                                                                 33,321           34,856
                                                              ---------         --------
                     Revenue-Producing Tools and
                         Inventory......................      $ 136,655         $141,524
                                                              =========         ========


7. BORROWING ARRANGEMENTS AND EXTRAORDINARY ITEM

    Long-term debt consisted of the following:

                                                  MARCH 31,          DECEMBER 31,
                                                    1999                 1998
                                                  ---------           --------
                                                         (IN THOUSANDS)
          9 1/2% Senior Notes...............      $ 275,000           $275,000
          Loans payable to a bank...........            796              1,102
          Other.............................              7                  6
                                                  ---------           --------
                                                    275,803            276,108
          Less current portion of long-term
             debt...........................           (736)            (1,048)
                                                  ---------           --------
                    Total long-term debt....      $ 275,067           $275,060
                                                  =========           ========


    On February 13, 1998, the Company issued $275 million of 9 1/2% Senior Notes due 2008 (the "Senior Notes"). Of the $268.1 million net proceeds to the Company, approximately $127.7 million were utilized to repurchase at a premium of 111% of their principal amount all of the outstanding principal amount of the Company's 9 3/4% Senior Notes (the "Old Notes") and approximately $7.5 million were utilized to repay outstanding debt under the Company's revolving credit facility. As a result of the repurchase of the Old Notes, the Company recorded an extraordinary loss of approximately $17.6 million, or $1.79 per diluted share, with no related income tax benefit, representing the excess of the purchase price for the Old Notes over their carrying value on the date of repurchase. The Senior Notes are unsecured senior obligations of the Company. The Senior Notes are redeemable at the option of the Company on or after February 15, 2003 at stipulated redemption prices.

8. INCOME TAXES

     Income tax expense exceeded the amount that would have resulted from applying the U.S. federal statutory tax rate due to foreign income taxes and withholding taxes with no offsetting benefit from U.S. net operating losses, net of valuation allowances.

9. REPORTABLE SEGMENTS

    The Company has two reportable segments: Downhole Products and Services and Underbalanced Drilling. The Downhole Products and Services segment primarily provides downhole tools for rental, directional drilling services, electric wireline and tubing conveyed perforating services and tubular testing and handling services. The Underbalanced Drilling segment provides air drilling services and underbalanced drilling equipment packages.

                                                 THREE MONTHS ENDED MARCH 31,
                                                     1999            1998
                                                  ----------      ----------
                                                        (IN THOUSANDS)
Revenues:

Downhole Products & Services
      Rental Revenue ........................     $    9,736      $   15,691
      Products & Services ...................          9,628           9,988
                                                  ----------      ----------
          Total .............................         19,364          25,679

Underbalanced Drilling
     Products & Services ....................          1,365           1,761
     Underbalanced Drilling .................          7,610          10,580
                                                  ----------      ----------
          Total .............................          8,975          12,341
                                                  ----------      ----------
Total Reportable Segment Revenue ............     $   28,339      $   38,020
                                                  ==========      ==========

Operating Income (Loss):

Downhole Products & Services ................     $   (4,683)     $    1,939
Underbalanced Drilling ......................          2,845           4,449
                                                  ----------      ----------
Total Reportable Segment
  Operating Income (Loss) ...................     $   (1,838)     $    6,388
                                                  ==========      ==========


    A RECONCILIATION OF OPERATING INCOME (LOSS) FROM SEGMENTS TO CONSOLIDATED TOTAL OPERATING LOSS IS AS FOLLOWS:


                                                  THREE MONTHS ENDED MARCH 31,
                                                     1999            1998
                                                  ----------      ----------
                                                        (IN THOUSANDS)
Operating Income (Loss)
Total Operating Income (Loss) for
  Reportable Segments .......................     $   (1,838)     $    6,388
Non-Operating Segments
  Selling, General and Administrative .......          2,401           2,882
  Depreciation & Amortization ...............            243             203
  Reorganization Costs ......................          1,075            --
  Non-Cash Compensation Expense .............             55             185
  Interest Expense ..........................          6,862           4,200
Other Income ................................         (1,019)           (837)
                                                  ----------      ----------
      Consolidated Loss Before
        Taxes and Extraordinary Item ........     $  (11,455)     $     (245)
                                                  ==========      ==========



   SEGMENT ASSETS:
                                                   MARCH 31,     DECEMBER 31,
                                                     1999           1998
                                                  ----------     ----------
                                                        (IN THOUSANDS)

Downhole Products & Services ................     $  194,631     $  143,084
Underbalanced Drilling ......................         32,513         79,578
                                                  ----------     ----------
Total Assets for Reportable Segments ........        227,144        222,662
Non-Operating Segment Assets ................         23,892         49,511
                                                  ----------     ----------

Consolidated Assets .........................     $  251,036     $  272,173
                                                  ==========     ==========


    Non-operating segment assets primarily consist of cash and cash equivalents, corporate property and equipment and certain deferred costs.